C. R. BARD, INC. AND SUBSIDIARIES

EXHIBIT 23

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 8, 1995, included in this Form 10-K, into C. R. Bard, Inc.'s previously filed Registration Statements of Form S-8 for its Employees' Retirement Savings Plan of C. R. Bard, Inc., Registration No. 2-86291, the 1990 Employee Stock Option Plan, as amended, Registration No. 33-35544 and the C. R. Bard, Inc. 1988 Directors Stock Award Plan, as amended, and the 1993 Long Term Incentive Plan of C.R. Bard, Inc., Registration No. 33-64874.




                                      Arthur Andersen LLP /s/
                                      Arthur Andersen LLP




Roseland, New Jersey
March 17, 1995











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